Exhibit 99.(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated May 22, 2007, relating to the May 2, 2007 financial statement of Advent/Claymore Global Convertible Securities & Income Fund, which appears in such Registration Statement. We also consent to the references to us under the headings “Financial Statements” and “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
May 22, 2007